UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

BERRY PLASTICS GROUP, INC. (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	001-35672 (Commission File Number)	20-5234618 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of the Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 6, 2014, Berry Plastics Group, Inc., Berry Plastics Corporation (“Berry”) and certain of its subsidiaries entered into an Incremental Assumption Agreement with Credit Suisse AG, Cayman Islands Branch to borrow an incremental amount of $1,125,000,000 under Berry’s existing term loan credit agreement.  The loans borrowed on such date (the “Term E Loans”) bear interest at LIBOR plus 2.75% per annum with a LIBOR floor of 1.00%, mature on January 6, 2021 and are subject to customary amortization.  If certain specified repricing events occur prior to July 6, 2014, Berry will pay a fee to the applicable lenders equal to 1.00% of the outstanding principal amount of the Term E Loans subject to such repricing event.

The proceeds of the Term E Loans were used to repay in full all of Berry’s outstanding Term C Loans pursuant to, and as defined in, Berry’s existing term loan credit agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS GROUP, INC.

Date: January 6, 2014	By:	/s/ Jason K. Greene
		Name:	Jason K. Greene
		Title:	Executive Vice President and General Counsel